UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 26, 2014 (September 24, 2014)

VENOCO, INC.

DENVER PARENT CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	Venoco, Inc. 001-33152 Denver Parent Corporation 333-191602	Venoco, Inc. 77-0323555 Denver Parent Corporation 44-0821005
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On September 24, 2014, the board of directors of Venoco, Inc. (“Venoco”) appointed Mark A. DePuy, currently its President and Chief Operating Officer, as its Chief Executive Officer.  Biographical information for Mr. DePuy is set forth in the Annual Report on Form 10-K of Venoco and Denver Parent Corporation (“DPC”) for the year ended December 31, 2013 filed with the Securities and Exchange Commission on April 10, 2014, and such information is incorporated by reference herein.  In connection with his new position, the bonus opportunity for Mr. DePuy under Venoco’s Senior Executive Bonus Plan will be increased to 170% of his base salary.  Also on September 24, 2014, Terry L. Anderson, General Counsel of Venoco and DPC, resigned from those positions effective October 1, 2014.  Mr. Anderson will be succeeded in those roles by Brian E. Donovan, who is currently Assistant General Counsel of Venoco.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  September 26, 2014

DENVER PARENT CORPORATION
VENOCO, INC.

By:	/s/ Timothy A. Ficker
Name:	Timothy A. Ficker
Title:	Chief Financial Officer